FiberCore, Inc.
            253 Worcester Rd. P. O. Box 180 Charlton, MA  01507


                                  June 9, 2000

Mr. Mel Craw
Crescent International Ltd.
c/o GreenLight (Switzerland) SA
84, av Louis-Casai, P.O. Box 42
1216 Geneva, Cointrin
Switzerland

     Re:   Pledge Agreement between Crescent International Ltd.
           and FiberCore, Inc.

Dear Mel:

            This letter agreement is to confirm the understanding that we reached orally on June 8, 2000. Terms not defined herein have meanings ascribed to them in the Convertible Note issued by FiberCore, Inc. ("FiberCore") to Crescent International Ltd. ("Crescent"), dated as of June 9, 2000.

            1. With regard to the Share Pledge Agreement between FiberCore and Crescent (the "Pledge Agreement"), if at any time FiberCore offers Crescent collateral reasonably acceptable to Crescent as a substitute for the pledge of shares pursuant to the Pledge Agreement, then FiberCore and Crescent shall terminate the Pledge Agreement and shall simultaneously amend the Security Agreement between FiberCore Jena GmbH, a wholly owned subsidiary of FiberCore, and Crescent, dated as of June 9, 2000 (the "Security Agreement") to add such substitute collateral to the Collateral provided for in the Security Agreement.

            2. If, at any time after the execution of the Pledge Agreement, Crescent, in its sole discretion, determines that Sections 30 and 31 of the GmbHG (German Limited Liabilities Companies Act) do not prevent Crescent from foreclosing on the full Book Value of the Collateral, and FiberCore provides a legal opinion of counsel to such effect, then Crescent and FiberCore shall terminate the Pledge Agreement. Notwithstanding such termination, the Security Agreement as so amended shall remain in full force and effect.

            This letter agreement shall be binding on FiberCore and Crescent. If the terms of this letter correctly reflect our agreement, please sign this letter agreement and fax it to Cadwalader Wickersham and Taft, Attn: Malcolm P. Wattman at (212) 504-6666.

                                    Very truly yours,


                                    FIBERCORE, INC.



                                    _________________________

                                    By: Steven Phillips
                                    Assistant Secretary

Agreed and Accepted by:


CRESCENT INTERNATIONAL LTD.

________________________
By: Mel Craw
Title:__________________
Date:___________________